voting agreement

THIS VOTING AGREEMENT (this “Agreement”) dated as September 1, 2017, is made among Shai Lustgarten, Jason Griffith, and Quest Solution, Inc., a Delaware corporation (the “Company”).

Recitals:

A. Jason Griffith is the beneficial owner of certain shares of the common stock of the Company and shares of Preferred Stock as set forth on Schedule A (the “Shares”), and are the beneficial or record owners or are otherwise able to direct the voting of the Shares. For purposes of this Agreement, the Shares will include all securities issued or exchanged in respect to the Shares.

B. The Parties wish to agree to enter into this Agreement to restrict the voting of the Shares as set forth in this Agreement.

Agreement:

1. Term. The term (“Term”) of this Agreement shall commence on the date set forth above and shall terminate upon the earlier to occur of: (a) written consent of all parties to this Agreement, or (b) 30 days after the termination of the consulting contract with Yes If, or (c) the departure of Shai Lustgarten as the CEO of Quest Solution, Inc. Upon the sale of shares, the respective interest in this agreement will expire.

2. Representations and Warranties. Jason Griffith represents and warrants to the other Parties that, as of the date of this Agreement: (a) Jason Griffith is the beneficial and record owner of all the Shares, has the sole right to vote the Shares free of any lien, and has not entered into any voting agreement or other similar agreement with or granted by any person or any proxy (whether revocable or irrevocable) in respect of the Shares (other than pursuant to this Agreement); (b) this Agreement is a valid and binding agreement enforceable against Jason Griffith in accordance with its terms; (c) Jason Griffith has the full and unrestricted legal power, authority, and right to enter into, execute, deliver, and perform this Agreement without the consent or approval of any other person; (d) the execution, delivery, and performance by Jason Griffith of this Agreement does not (i) violate or breach any provision of any law or order applicable to Jason Griffith or (ii) violate, breach, or cause a default under, or result in the creation of a lien pursuant to, any agreement or instrument to which Jason Griffith is a party or to which it or any of its properties may be subject.

3. Irrevocable Proxy. Jason Griffith hereby constitutes and appoints Shai Lustgarten with full power of substitution, to vote, in his sole discretion, all of the Shares of Quest Solution, Inc. which Jason Griffith beneficially owns (including any shares of Common Stock issuable upon conversion of promissory notes beneficially held by Jason Griffith), at all meetings, annual or special, of shareholders, or any adjournment or adjournments of the same, and in all unanimous or non-unanimous written consents of shareholders, with respect to all matters submitted to the shareholders of the Company for approval. This proxy does not cover any matters involving the creation of a new or cancelation of an existing class of stock, a reverse split (except in connection with an uplisting of the Company’s common stock onto a National Securities Exchange), dividend of stock or any change of control to the Company. The proxy granted pursuant to the immediately preceding sentences is given in consideration of this Agreement, the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 1. Jason Griffith to be made aware in writing each time the voting proxy, whether written consent or full shareholder vote, is utilized. Jason Griffith hereby revokes any and all previous proxies with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 1, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth in this Agreement.

4. Covenants. During the Term of this Agreement, Shai Lustgarten covenants and agrees that he shall use best efforts to: (a) vote the Shares of Quest Solution at every meeting of the shareholders of the Company, and where any vote, consent, or other approval (including by written consent) of the shareholders is sought; and (b) not enter into any voting agreement or grant a proxy or power of attorney in respect of the Shares in any manner inconsistent with his obligations under this Agreement or take any other action that is inconsistent with his obligations under this Agreement, including any action that would harm the underlying shareholder’s interest, prevent, or materially delay the consummation of any transaction.

5. Miscellaneous Provisions.

5.1 Amendment. This Agreement may not be amended except by a written instrument executed by each of the parties.

5.2 Assignment. No party shall assign or delegate its rights or obligations under this Agreement or any part of such rights or obligations without the prior written consent of the other parties, and any assignment made without written consent shall be void and of no force or effect.

5.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same instrument.

5.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties in respect of the voting agreement governing the Shares and supersedes all prior agreements or understandings among regarding the same subject matter.

5.5 Further Assurances. Each party will, upon request of the Company, execute and deliver any additional documents deemed by the Company to be reasonably necessary or desirable to complete and effectuate the transactions contemplated by this Agreement.

5.6 Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York. Legal proceedings relating to this Agreement that are commenced against Company may be commenced only in the state or federal courts in New York County, New York. Any such legal proceedings that are commenced against the Company or against any party to this Agreement may be commenced only in the state or federal courts in New York County, New York. Each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue in New York, New York.

5.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective legal successors-in-interest and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

5.8 Severability. If any provision of this Agreement, or the application of a provision to any person or circumstance, shall be held invalid under the applicable law of any jurisdiction, the remainder of this Agreement or the application of a provision to other persons or circumstances or in other jurisdictions shall not be affected thereby. Also, if any provision of this Agreement is invalid or unenforceable under any applicable law, then the provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such law. Any provision of this Agreement that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first written above.

AGREED TO AND ACCEPTED BY:

Quest Solution, Inc.

By:	Shai Lustgarten
Its:	CEO

By:	Jason Griffith

Schedule A

The following represents the shares of Common Stock, Preferred Stock and any other securities containing voting rights which are beneficially owned by Griffith and which are covered by this Voting Agreement:

(i) 7,963,698 shares of Common Stock $0.001 per value (the “Common Shares”)

(ii) 1,800,000 shares of Series C Preferred Stock $0.001 per value (the “Preferred Shares”)

This Voting Agreement also covers any Common Shares issuable upon exercise of the promissory notes beneficially held by Jason Griffith.